EXHIBIT 99.2

AERO VELOCITY, INC.

FINANCIAL STATEMENTS

As of December 31, 2024 and for the Period from June 6, 2024 to December 31, 2024

With Report of Independent Registered Independent Accounting Firm

AERO VELOCITY, INC.

FINANCIAL STATEMENTS

For the Period from June 6, 2024 to December 31, 2024

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Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635  bartoncpafirm.com Cypress, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Management of Aero Velocity, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Aero Velocity, Inc. (the “Company”) as of December 31, 2024, and the related statement of operations, stockholders’ deficit, and cash flows for the year then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Other Matters

Abbreviated financial statements

As discussed in Note 2 to the financial statements, the financial statements have been prepared for the purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues and expenses, and cash flows. Our opinion is not modified with respect to this matter.

Going Concern

Management plans to identify adequate sources of funding to provide operating capital for continued growth are disclosed in Note 2. Auditing the Company’s assessment and related disclosures regarding the Company’s ability to continue as a going concern required significant auditor judgment. This is due to the high level of uncertainty surrounding the projections and assumptions related to the timing and likelihood of future cash flows, including external funding. Assessing whether the Company’s disclosures adequately reflect the uncertainty and risks associated with its going concern status also demanded considerable auditor judgment and effort.

We have served as the Company’s auditor since 2024.

Cypress, Texas

August 27, 2025

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AERO VELOCITY, INC.

BALANCE SHEET

(in thousands)	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$544
Accounts receivable, net	240
Accounts receivable unbilled	46
Prepaid expenses	104
Total current assets	934

Property and equipment, net	624
Intangible assets, net	14
Total Assets	$1,572

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$507
Accrued liabilities	28
Contract liabilities	348
Notes payable, current	35
Total current liabilities	918

Notes payable - long-term, net of discount	1,210
Other Liabilities	18
Total Liabilities	2,146

Commitments and Contingencies (Note 8)

Total Stockholders’ Deficit	(574)

Total Liabilities and Stockholders’ Deficit	$1,572

The accompanying notes are an integral part of these financial statements

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AERO VELOCITY, INC.

STATEMENT OF OPERATIONS

(in thousands)	Period from June 6, 2024 to December 31, 2024
Revenue:
Service	$1,107
Product	25
Total revenue	1,132
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization presented below)	540
Depreciation and amortization	46
General and administrative	1,410
Total costs and expenses	1,996
Operating income (loss)	(864)

Other (income) expense:
Gain on bargain purchase	(309)
Other income, net	(20)
Interest expense	21
Total other income, net	(308)
Income before income taxes	(556)
Income tax expense	18
Net loss	$(574)

The accompanying notes are an integral part of these financial statements

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AERO VELOCITY, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(in thousands)	Accumulated Deficit	Total Stockholders’ Deficit
Balance at June 6, 2024	$-	$-
Net loss	(574)	(574)
Balance at December 31, 2024	$(574)	$(574)

The accompanying notes are an integral part of these financial statements

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AERO VELOCITY, INC.

STATEMENT OF CASH FLOWS

(in thousands)	For the period from June 6 to December 31, 2024
Cash flows from operating activities:
Net loss	$(574)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	46
Non-cash interest expense	21
Gain on sale of property and equipment	(6)
Gain on bargain purchase	(309)
Deferred income taxes	18
Changes in operating assets and liabilities:
Accounts receivable (including unbilled)	(286)
Other current assets	(104)
Accounts payable	114
Accrued liabilities	7
Contract liabilities	348
Net cash used in operating activities	(725)

Cash flows from investing activities:
Capital expenditures	(4)
Proceeds from sale of property and equipment	28
Net cash provided by investing activities	24

Cash flows from financing activities:
Payments on notes payable	(41)
Proceeds from notes payable	1,286
Net cash from financing activities	1,245

Net change in cash and cash equivalents	544

Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$544

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

Non-cash investing and financing activities:
Assets assumed in acquisition	$309
Capital expenditures included in Accounts payable at year-end	$393

The accompanying notes are an integral part of these financial statements

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 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

1. Description of the Business

Aero Velocity, Inc. (“the Company” or “Aero”) is a private equity-backed company that emerged from a divesture of Workhorse Group, Inc. (“Workhorse”) in June 2024, after nearly a decade of operating as Workhorse Aero.  On June 6, 2024, the Company entered into an agreement with Workhorse to purchase the assets of their drone business in exchange for 50% of operating cash flow for the first 12 months following the agreement.  No cash was exchanged at the time of the agreement. The acquisition was completed as a part of the divestiture. The acquisition was accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, because the acquired assets met the definition of a business, which includes inputs, processes, and outputs capable of generating revenue.

Under this agreement, Aero is obligated to pay Workhorse 50% of Aero's operating cash flow for the 12-month period ended June 30, 2025. The payment is contingent upon the operating cash flow (defined as “revenue paid in cash minus operating expenses paid in cash” per the agreement) generated during this period and will be due in 2025 pending agreement of the calculation of operating cash flows between Aero and Workhorse. The Company has assessed this obligation and recognizes the potential financial impact in accordance with applicable accounting standards. At the date of the acquisition, the estimated fair value of the contingent liability was $0 as the projected operating cash flow is expected to be negative. The fair value of the net assets acquired exceeded the total consideration transferred, resulting in a gain on bargain purchase of $309 thousand, which is recognized in the consolidated statement of operations as of the acquisition date. The contingent liability will continue to be remeasured at fair value at each reporting date, with changes recognized in earnings. As of December 31, 2024, the estimated value of the contingent liability has not changed and remains at $0 and therefore there are no subsequent changes recognized in earnings.

The following table summarizes the allocation of the purchase price to the identifiable assets acquired, based on their estimated fair values as of the acquisition date:

June 6, 2024
Accounts receivable - Workhorse	$120
Property and equipment	297
Intangible assets	12
Contract liability	(120)
Consideration transferred	-
Gain on bargain purchase	$309

In connection with the acquisition, the Company measured the identifiable assets acquired and the contingent consideration at fair value in accordance with ASC 820, Fair Value Measurement. Property and equipment and intangible assets acquired were measured using a market approach and considered Level 2 measurements due to the use of observable inputs of equivalent assets, such as market listings for similar assets. The contingent consideration was measured using the twelve-month operating cash flow forecast.

The Company is a leading provider of advanced drone services, specializing in lidar and multispectral data acquisition for diverse industries. The Company serves as a trusted partner to its customers, leveraging its expertise in cutting-edge data capture and drone technology solutions developed through collaborations with industry innovators. Aero also provides comprehensive drone maintenance, repair, warranty, and fleet support services, drawing on over 10 years of experience in drone maintenance and manufacturing.

2. Summary of Significant Accounting Policies

The Company was established on June 6, 2024 as an acquisition from Workhorse Group, as a result the Statements of Operations and of Cash Flows presented herein represents the activity from the acquisition date to December 31, 2024. The financial information prior to the acquisition date will be presented separately as abbreviated financial statements prepared in accordance with the rules and regulations of Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission.

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A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Presentation – The  accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accept in the United States of America (“U.S. GAAP”), and in the opinion of management, include all adjustments (consisting of normal, recurring adjustments, unless otherwise disclosed) necessary for a fair statement of the results of operations, financial position, cash flows and changes in stockholders’ equity (deficit) for each period presented.

Going Concern – The accompanying financial statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. In assessing the appropriateness of the going concern assumption, management has considered the Company’s current financial position, future cash flow forecasts, and available financing facilities. While the Company incurred a net loss and had negative operating cash flows during the period from June 6, 2024 to December 31, 2024, subsequent developments including improved recent financial performance, access to additional financing, and continued expansion in operations, have supported the going concern assessment. Based on this evaluation, management has concluded that there is no substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date the financial statements are issued.

Use of Estimates – The preparation of consolidated financial statements in conformity with (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the (i) estimates of future costs to complete customer contracts recognized over time, (ii) valuation allowances for deferred income tax assets, (iii) fair value of assets acquired, and (iv) fair value of contingent consideration related to the acquisition. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company classifies all highly-liquid instruments with an original maturity of three months or less as cash equivalents. The Company maintains cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits of $250,000.

Accounts Receivable – Accounts receivable are stated at amounts management expects to collect from outstanding balances. Credit is extended to customers based upon evaluation of the customer’s financial condition, and collateral is not required. Management provides for probable uncollectible amounts through a General and administrative expense within the Statement of Operations and a credit to a valuation allowance based on its assessment of the status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off from the valuation allowance and a credit to accounts receivable. As of December 31, 2024, there were no allowances for doubtful accounts.

Revenue – The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The determination of the timing of revenue recognition and the measurement of the transaction price involves judgments and estimates that may impact the amounts reported.

The Company recognizes revenue based on a five-step model when all of the following criteria have been met: (i) a contract with a customer exists, (ii) performance obligations have been identified, (iii) the price to the customer has been determined, (iv) the price to the customer has been allocated to the performance obligations, and (v) performance obligations are satisfied.

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 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

The performance obligations under service agreements generally are satisfied over time as the service is provided. Revenue under these contracts is recognized over time using an input measure of progress (typically based on acres scanned to date.)

Performance obligations for product sales are typically satisfied at a point in time. This occurs when control of the products is transferred to the customer, which generally is when title and risk of loss have passed to the customer.

Taxes Collected from Customers - In the course of doing business, the company collects taxes from customers, including but not limited to sales taxes. It is the Company’s policy to record these taxes on a net basis in the statement of operations; therefore, the company does not include the taxes collected as a component of revenues.

Cost of revenue – Cost of revenue primarily include direct and indirect materials, manufacturing overhead, and shipping and logistics costs.

General and Administrative Expenses – General and administrative expenses generally consist of personnel and facilities costs as well as fees for professional and contract services.

Concentrations of Credit Risk – The Company has a limited number of customers. For the period from June 6, 2024 to December 31, 2024, two customers accounted for approximately 90% of total revenues, with individual customer concentrations of 77% and 13%.  As of December 31, 2024, three customers accounted for approximately 90% of total accounts receivable, with individual customer concentrations of 48%, 27%, and 15%. Loss of these customers could have a material adverse impact on the Company.

Contract Assets and Liabilities – Contracts with customers usually stipulate the timing of payment, which is defined by the terms found within the various contracts under which work was performed during the period.  Therefore, contract assets and liabilities are created when the timing of costs incurred on work performed does not coincide with the billing terms, which frequently include retention provisions contained in each contract.

The Company’s balance sheet may present contract assets which would include unbilled revenue associated with contract work that has been completed and billed but not paid by customers, which are presented in accounts receivable. The Company’s balance sheets may also present contract liabilities, which contain deferred revenue, which represent amounts received for which revenue has not yet been earned as the service has not yet been provided.

Property and Equipment, net – Property and equipment, net are carried at cost net of accumulated depreciation. Certain assets were acquired in accordance with the agreement concluded with Workhorse Group in June 2024, the value of the acquired assets represents fair value of the assets as of the date of the agreement. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Leasehold improvements are amortized using the straight -line method over the shorter of the remaining lives of the respective leases or the services of the improvements. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized if the life of the underlying asset is extended. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the balance sheet and any gains or losses are reflected in the accompanying Statement of Operations of the respective period.

Intangible Assets, net – Intangible assets include domains and internal use software. Certain of the intangible assets were acquired in accordance with the agreement concluded with Workhorse Group in June 2024 and the value of the acquired assets represents fair value of the assets as of the date of the agreement. Intangible assets are recognized at cost when acquired or as the accumulation of certain costs when internally developed (in accordance with ASC 350-40, Internal-Use Software and are carried net of accumulated amortization and impairment losses, if any. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Once placed in service, intangible assets are amortized using the straight-line method over the assets’ estimated useful lives.

Income Taxes – The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

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 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

The Company’s income tax obligations commenced upon its formation on June 6, 2024. The Company is not responsible for, and has no liability related to, any income taxes incurred prior to this date.

During the period from June 6, 2024 to December 31, 2024, the Company recognized income tax expense along with a partially offsetting income tax benefit, resulting from its deferred tax assets and liabilities. Deferred tax assets primarily relate to net operating loss carryforwards and accrued expenses not yet deductible for tax purposes. Deferred tax liabilities primarily related to temporary differences associated with depreciation of property and equipment for tax purposes in excess of book depreciation and the timing of revenue recognition related to deferred revenue.

The Company has evaluated the realizability of its deferred tax assets and determined that it is more likely than not that the full amount will be realized based on expected future taxable income and the reversal of existing taxable temporary differences. Accordingly, no valuation allowance has been recorded as of December 31, 2024.

Deferred tax assets and liabilities are presented net by tax jurisdiction in accordance with ASC 740-10-45. Additional quantitative details are disclosed in Note 7.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which a change in judgment occurs. The Company had no material uncertain tax positions as of December 31, 2024.

3. Prepaid Expenses

Prepaid expenses consisted of the following (in thousands):

December 31, 2024
Prepaid insurance	$45
Other prepayments	59
Total prepaid expenses	$104

4. Property and Equipment, net

Property and equipment consisted of the following (in thousands):

	Useful	December 31,
	Life (years)	2024
Property & equipment	5	$656
Technology hardware equipment	3	10
Total		666
Less accumulated depreciation		(42)
Total property & equipment, net		$624

Depreciation expense for the period from June 6, 2024 to December 31, 2024 was $44 thousand.

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 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

5. Intangible Assets, net

Intangible assets consisted of the following (in thousands):

	Useful	December 31,
	Life (years)	2024
Domains	3	$12
Internal use software	1	4
Total		16
Less accumulated amortization		(2)
Total intangible assets, net		$14

Amortization expense for the period from June 6, 2024 to December 31, 2024 was $2 thousand.

6. Long-Term Debt

The Company’s long-term debt arrangements consist of the following (in thousands):

December 31, 2024
Promissory Notes	$1,210
Insurance Financing	35
Total debt	1,245
Less: current portion	(35)
Total long-term debt	$1,210

On Jul 18, 2024, Aero Velocity Inc. (“Borrower”) and ATW Opportunities Master Fund II, L.P., (“Lender”) concluded the agreement on a Promissory Note for the principal amount of $5,000,000 or the aggregate amount of all unpaid advances made under the terms of the Note. The Note accrues interest at an annual rate of 5.06%, calculated on a 360-day year basis. All outstanding principal and accrued interest are due on the 24-month anniversary of the Note, with repayment first applied to accrued interest and then to principal. As of December 31, 2024, the amount of debt outstanding was $1.2 million. Interest expense related to notes payable was $18 thousand for the period from June 6, 2024 to December 31, 2024.

Insurance financing – The Company finances a portion of its insurance premiums through third-party lenders. These financing arrangements with Assured Partners are typically short-term in nature and are used to manage working capital. Under the terms of these agreements, the Company makes a down payment at the inception of the policy and agrees to repay the remaining premium balance in equal monthly installments, including applicable interest and fees, over the term of the insurance policy, generally not exceeding 12 months. The agreements bear an annual interest rate of 12.6% for the period from June 6, 2024 to December 31, 2024. All agreements will mature in July 2025. As of December 31, 2024, the total outstanding balance under these arrangements was $35 thousand. Interest expense related to insurance financing was $3 thousand for the period from June 6, 2024 to December 31, 2024.

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 AERO VELOCITY, INC.

NOTES TO THE FINANCIAL STATEMENTS

7. Income Taxes

The expense (benefit) for income taxes consists of the following for the period from June 6, 2024 to December 31, 2024:

Current income taxes:	$-
Deferred income taxes:	18
Income tax expense	$18

The significant components of the Company’s deferred tax assets and liabilities as of December 31, 2024 are as follows:

Deferred tax assets:
Accrued expenses	$6
Net operating losses	65
Gross deferred tax assets	71
Less: Valuation allowance	-
Net deferred tax assets	71

Deferred tax liabilities:
Fixed assets	21
Deferred revenue	68
Total deferred tax liabilities	89

Net deferred tax assets (liabilities)	$(18)

As of June 30, 2025, the Company has not recorded a valuation allowance against its deferred tax assets, as management believes it is more likely than not that these assets will be fully realized.

8. Commitments and Contingencies

Litigation – From time to time, we may be subject to litigation and other claims in the normal course of business. As of December 31, 2024, the Company was not subject to any material commitments or contingencies, including legal proceedings, guarantees, environmental obligations, or other contractual commitments, that would require disclosure under U.S. GAAP, and no amounts have been accrued in the financial statements with respect to any matters.

9. Employee Benefit Plan

The Company provides a 401(k) retirement plan (the “Plan”) for eligible employees as stated in the Plan agreement whereby participating employees may elect to contribute any amount not less than one percent and not more than 100 percent of their compensation, subject to a limit on calendar year contributions as set forth by the Internal Revenue Service.  The Company matching contribution is discretionary and may be made on behalf of an employee. The Plan highlights state that the Company may contribute a matching amount determined at the employer's discretion. For the period from June 6, 2024 to December 31, 2024, the Company contributed approximately $11 thousand, in matching funds to the Plan, and is included in general and administrative expenses within the accompanying Statement of Operations.

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10. Related Party Transactions

As of December 31, 2024, the Company had an outstanding note payable to its sole investor, ATW Opportunities Master Fund II, L.P., who is considered a related party. The loan was made to fund working capital requirements. Additional details regarding this note, including its terms, are disclosed in Note 7 – Long-Term Debt. The balance of the related party note payable as of December 31, 2024 was $1.2 million, and interest expense of $21 thousand was incurred during the period from June 6, 2024 to December 31, 2024. The transaction was measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

11. Subsequent Events

We have evaluated the effects of events that have occurred subsequent to December 31, 2024, for potential recognition or disclosure through August 27, 2025, the date the financial statements were available for issuance, and there have been no material events that would require recognition in the December 31, 2024 financial statements or disclosure in the associated notes accompanying the financial statements.

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